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                                   AFX NEWS

                            DISTRIBUTOR AGREEMENT

                                     WITH

                               VIRTUAL TELECOM



PREPARED BY:   GRAHAM PARRY
DATED:         7TH JANUARY 1997
REFERENCE:     VT0810.SAM/CON

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AN AGREEMENT dated this seventh day of January 1997

BETWEEN AFX NEWS LIMITED
(hereinafter referred to as "AFX")

OF FITZROY HOUSE, 13 - 17 EPWORTH STREET, LONDON, EC2A 4DL

AND VIRTUAL TELECOM
(hereinafter referred to as "the Distributor")

OF MBC MORGINES
BUSINESS CENTRE
12 AVENUES DES MORGINES
1213 PETIT-LANCY
GENEVA


AFX agrees to supply and the Distributor agrees to accept the Service(s) as defined in Schedule 1 subject to the terms and conditions set out herein.

THE Distributor's ATTENTION IS DRAWN TO ARTICLE 9 AS IT CONTAINS EXCLUSIONS AND LIMITATIONS OF AFX's LIABILITY IN CERTAIN CIRCUMSTANCES, WHICH EXCLUSIONS AND LIMITATIONS AFX CONSIDERS REASONABLE.

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TERMS AND CONDITIONS

1.   DEFINITIONS

     In this Agreement and in any Schedules and Exhibits attached hereto (which shall be deemed to be incorporated into and to form part of this Agreement) the following expressions shall have the following meanings and the singular shall include the plural and vice versa:

     Schedule         -  the document(s) attached to this Agreement detailing
                         inter alia the Service, Charges, Commencement Date,
                         Site and method of supply.

     Service          -  the service described in Schedule 1.

     Business Day     -  any day on which at least London, New York, Tokyo and
                         Frankfurt exchanges are open for business.

     Commencement     -  the date specified in Schedule 1 for the commencement
     Date                of the Service.

     Term             -  the period during which this Agreement is to remain
                         in force as described in article 3.

     Charges          -  the charges described in article 8 and Schedule 2.

     Initial Term     -  the period of one year from the Commencement Date.

     Primary Site     -  the geographical site specified in Schedule 1 to which
                         the Service is delivered and used by the Distributor.

     Additional Site  -  any geographical site other than the Primary Site where the Service is used by the Distributor.

     Site             -  Primary Site or Additional Site.

     Stock Exchange   -  the Stock Exchanges or other sources of information
                         from which AFX obtaining information for inclusion in the Services.

     Subscriber       -  Distributor's own Subscriber.

     Terminal         -  any Distributor or Subscriber equipment on which the
                         Service is displayed.

     Quarter Day      -  any 31 March, 30 June, 30 September or 31 December.

     Quarter          -  a period of three calendar months ending on any
                         Quarter Day.

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2.   SUPPLY OF SERVICE

     2.1 Subject to the terms and upon the conditions stated herein AFX will supply the Service to the Distributor at the Primary Site.

     2.2  The Service will be provided via the delivery route detailed in
          Schedule 1 and in formats detailed in the AFX Technical
          Specification - copies of which are available on request.

     2.3 AFX may from time to time vary the formats detailed in the AFX Technical Specification but will only do so following written notice giving three months notice in advance where such variations are under AFX control or such shorter notice as is reasonable in other circumstances. In the event that such proposed changes are unacceptable to the Distributor the Distributor shall notify AFX in writing within fourteen days of receipt of the notice from AFX. AFX shall have the opportunity to withdraw such proposed changes by giving written notice of withdrawal within seven days of receipt of the said notice from the Distributor. Absent such notice of withdrawal by AFX the Distributor shall have the right to terminate the Agreement without penalty by giving prior written notice to AFX such notice to take effect on the proposed date of change or the actual date of change if earlier.

     2.4 Unless otherwise specified in the Schedule the Service will be provided only in respect of Business Days.

3.   TERM

     This Agreement shall take effect on the date of execution and, subject to the provision of article 4 below, shall remain in force for the Initial Term and shall continue until terminated by either party giving to the other not less than three months' prior written notice to expire at the end of the Initial Term or thereafter on any Quarter Day.

4.   TERMINATION

     4.1 Either party may terminate this Agreement by written notice to the other if the other party is in breach of any of its obligations under this Agreement, and in the event of a breach capable of being remedied, fails to remedy such breach within thirty days of receipt of notice in writing specifying the nature of the breach.

     4.2 Either party may terminate this Agreement by written notice to the other if the other party shall make an arrangement with or assignment in favor of its creditors or shall go into liquidation (other than a voluntary liquidation for the purposes of amalgamation or reconstruction) or have a receiver or administrator appointed over its property or assets or any part thereof.

     4.3 AFX may terminate this Agreement by giving one months' prior written notice to the Distributor if any amount due from the Distributor has not been paid within thirty days of the date on which it becomes payable under the provisions of this Agreement.

     4.4  Except where the Distributor terminates this Agreement pursuant to article 2.3, 4.1 or 4.2 above or paragraph 7 of Schedule 2, AFX shall be under no liability to refund any pre-paid amounts.

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     4.5  The Distributor hereby agrees that upon termination of this
          Agreement for whatever reason it shall expunge the Service from its computer equipment, certify in writing to AFX that it has done so and cease using the Service forthwith.

     4.6 Termination of this agreement for whatever reason shall not affect any rights of either party which may have accrued up to the date of termination.

     4.7 Should the Distributor undergo a significant change in ownership such that a competitor of AFX obtains effective control, AFX shall have the right summarily to terminate this Agreement by giving to the Distributor notice in writing, provided that such notice is given by AFX within three months of such change of ownership coming to the attention of AFX.

5.   PROVISION OF EQUIPMENT

     5.1 The Distributor shall be responsible for providing and maintaining any terminal or other equipment required to receive the Service.

     5.2 Whilst AFX will provide general advice to the Distributor with respect to the compatibility of the Service and the Distributor's equipment AFX cannot guarantee and specifically disclaims any responsibility for continued compatibility between the Distributor's equipment and the Service. The Distributor hereby assumes all liability arising from or in connection with the use of Distributor's equipment including, without limitation, interface software, printing capabilities and quality and response times.

6.   USE OF SERVICE

     The Service may be used only in accordance with the provisions set out in Schedule 2.

7.   PROPRIETARY RIGHTS

     7.1 The Distributor confirms that as between itself and AFX, AFX is throughout the world the beneficial owner of the entire copyright in the compilation of information contained in the Service for the full period of copyright therein. The Distributor further acknowledges that the information contained in the Service is the property of AFX and the Distributor agrees that it will not use or disseminate such information except as expressly provided in this Agreement

     7.2 The Distributor will at the request and expense of AFX do all such further acts, deeds and things, other than the filing or pursuit of legal action, and execute all such further documents, deeds and instruments, both during the term of this Agreement and thereafter, from time to time reasonably necessary for the protection and enforcement of all AFX proprietary rights in the Service and information contained therein.

     7.3 The Distributor shall not use or distribute the Service in any manner except as expressly provided in this Agreement; provided, however, that this restriction shall not apply to any data which is coincidentally contained in the Service insofar as such data is collected, acquired and organized by agents or employees of, or vendors to, the Distributor, completely independently and without reference to or use of the Service or any related documentation therefor.

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8.   CHARGES

     The Charges specified in Schedule 2 as amended from time to time are payable in accordance with the provisions thereof.

9.   LIABILITY AND WARRANTY

     9.1 NOTWITHSTANDING ARTICLES 9.2 AND 9.3 BELOW AFX SHALL INDEMNIFY THE Distributor IN RESPECT OF ANY LIABILITY FOR DEATH OF OR PERSONAL INJURY TO ANY PERSON TO THE EXTENT THAT SUCH DEATH
          OR INJURY IS CAUSED BY AFX's NEGLIGENCE.

     9.2 THE LIABILITY OF AFX AND/OR ITS SUPPLIERS TO THE Distributor FOR DIRECT LOSS OR DAMAGE WHETHER IN CONTRACT TORT OR OTHERWISE ARISING FROM WHATEVER CAUSE NEGLIGENT OR OTHERWISE OUT OF OR
          IN CONNECTION WITH THE PERFORMANCE OR THE TOTAL OR PARTIAL FAILURE TO PERFORM IN ACCORDANCE WITH THIS AGREEMENT SHALL IN RESPECT OF ANY ONE INCIDENT OR SERIES OF INCIDENTS ATTRIBUTABLE TO THE SAME CAUSE BE LIMITED TO AND SHALL NOT IN ANY CIRCUMSTANCES EXCEED AN AMOUNT EQUAL TO THE ANNUAL PRIMARY
          SITE LICENCE FEE PAYABLE PURSUANT TO THIS AGREEMENT IN RESPECT
          OF THE Service PROVIDED TO THE Distributor ON THE DATE OF THE INCIDENT (OR IN THE CASE OF A SERIES OF INCIDENTS ATTRIBUTABLE TO THE SAME CAUSE THE DATE OF THE FIRST INCIDENT IN SUCH SERIES).

     9.3 NEITHER PARTY NOR ITS SUPPLIERS IF ANY SHALL IN ANY CIRCUMSTANCES BE LIABLE WHETHER IN CONTRACT TORT OR OTHERWISE FOR ANY CONSEQUENTIAL OR INDIRECT LOSS OR DAMAGE OR FOR ANY LOSS OF PROFITS OR OF CONTRACTS HOWSOEVER ARISING THROUGH NEGLIGENCE OR OTHERWISE AND OF WHATSOEVER NATURE SUFFERED OR INCURRED DIRECTLY OR INDIRECTLY BY THE OTHER PARTY.

     9.4  EXCEPT IN THE CASE OF GROSS NEGLIGENCE WILFUL DEFAULT WILFUL
          ACT OR WILFUL OMISSION OF AFX THE Distributor AGREES TO INDEMNIFY AND KEEP INDEMNIFIED AFX FROM AND AGAINST ANY THIRD PARTY
          CLAIMS AGAINST AFX ARISING FROM OR RELATING TO THE EXHIBITION DISSEMINATION OR PUBLICATION BY THE Distributor OF ANY MATTER IN ANY WAY INCLUDED IN OR FOUNDED UPON THE Service SUPPLIED BY AFX HEREUNDER.

     9.5 IT IS HEREBY AGREED THAT, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, ALL CONDITIONS OR WARRANTIES, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE (INCLUDING BUT NOT LIMITED TO ANY CONCERNING THE FITNESS OF THE Service OR ANY DATA INCLUDED THEREIN FOR A PARTICULAR PURPOSE) ARE HEREBY EXCLUDED.

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10.  FORCE MAJEURE

     Neither party shall be liable for any delay or failure to perform its obligations caused by any industrial dispute or other circumstances beyond its reasonable control.

11.  ASSIGNMENT

     This Agreement is personal to the Distributor the Distributors parent and subsidiaries entirely owned by the Distributor and the Distributor shall not assign or otherwise transfer its rights or obligations under this Agreement without the prior written consent of AFX.

12.  CONFIDENTIALITY

     Each party agrees to preserve the confidentiality of all "Confidential Information" of the other party which is obtained in connection with this Agreement, and shall not, without the prior written consent of the other party, disclose or make available to any person, or use for its own benefit other than as contemplated by this Agreement, any such "Confidential Information" of the other party.

     For the purpose of this section, "Confidential Information" shall mean information pertaining to the business of either party which is actually confidential, is disclosed at the request of or with the consent of the receiving party, and is clearly labelled or identified as confidential; provided that all customer lists, pricing information, business methods and financial records of either party shall be deemed Confidential Information even if not so labelled; and provided further that Confidential Information shall not include any information which is or becomes publicly available (other than through unauthorized disclosure by the receiving party), is in the possession of or known to the receiving party prior to its disclosure hereunder, is independently developed by the receiving party, or is made available to the receiving party by any person other than the disclosing party without breach of any obligation of confidentiality of such other person.

14. AFX warrants that at the date of execution of this Agreement the Distributor is not required to enter into any third party licence agreement or to pay any fees to a third party. This Agreement is however subject to any requirement of the Stock Exchange as may be imposed from time to time. AFX will notify the Distributor of any such requirements. In the event that the imposition of such requirements would render delivery of the Services by the Distributor no longer commercially viable, and as a consequence, the Distributor finds the requirements unacceptable the Distributor may inform AFX of the position in writing within thirty days of the notification of the requirements by AFX. AFX and the Distributor shall then discuss the best way of proceeding in the circumstances bearing in mind the need for both parties to fulfil existing obligations to Customers but if no mutually acceptable arrangements can be found under which the Distributor can continue to deliver the Services, the Distributor may terminate this Agreement by giving AFX at least fifteen weeks' notice in writing, such notice to expire on a Quarter Day.

15.  ENTIRE AGREEMENT

     This Agreement constitutes the entire agreement between AFX and the Distributor as to the subject matter hereof and supersedes all previous communications, representations and arrangements, either written or oral, and the Distributor hereby acknowledges that no reliance is placed on any representation made but not embodied in this Agreement.

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16.  SURVIVAL OF PROVISIONS

     Notwithstanding the termination of this Agreement for whatever reason articles 7, 9 and 12 shall continue in full force and effect.

17.  LAW

     This Agreement shall be subject to English Law and English Jurisdiction.

     FOR AND ON BEHALF OF THE DISTRIBUTOR

     Signature     /s/ Daniel Huber      /s/ Neil Gibbons
               ---------------------------------------------------

     Name          Daniel Huber          Neil Gibbons
               ---------------------------------------------------

     Title         CFO                   CEO
               ---------------------------------------------------

     Date          23.1.1997             28.01.1997
               ---------------------------------------------------

     FOR AND ON BEHALF OF AFX

     Signature
               ---------------------------------------------------
     Name
               ---------------------------------------------------
     Title
               ---------------------------------------------------
     Date
               ---------------------------------------------------

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SCHEDULE 1

THE SERVICE

The Service comprises of AFX-Europe as described in the current Brochure, copies of which are available on request.

COMMENCEMENT DATE   1st February 1997

THE PRIMARY SITE    MBC Morgines
                    Business Centre
                    12 Avenue des Morgines
                    1213 Petit-Lancy
                    Geneva
                    Switzerland

ADDITIONAL SITE(S)  To be advised

DELIVERY ROUTE(S)   Via S & P Comstock to Primary Site

SCHEDULE 2 (REDISTRIBUTOR)

TERRITORY/NETWORK PRODUCT       EUROPE (Professional Service)
LICENSE                         GLOBAL (Private Investor Service)

GRANT OF LICENSE FOR THE DISTRIBUTOR TO MAKE INTERNAL USE OF AND TO REDISTRIBUTE THE SERVICE

1.   GRANT OF LICENSE FOR THE DISTRIBUTOR TO MAKE INTERNAL USE OF THE SERVICE

     AFX grants to the Distributor the non-exclusive right and license to store the Service on the Distributor's computer system, and to use the data comprising the Service for marketing demonstrations and other internal purposes not involving any direct distribution of the Service to the Distributor's customers or to any other persons or organizations and not involving any usage of any part of the Service as source material for any service run by the Distributor.

2.   GRANT OF LICENSE TO REDISTRIBUTE THE SERVICE

     Subject to the Charges specified herein and the provisions of paragraph
     3 below, AFX hereby grants to the Distributor the non-exclusive right and license to redistribute the Service, or portions thereof, to Subscribers within the Territory on the following basis:

     a)   Private Investors - WEB Delivery-Delayed

     i. Base new service provided to ALL Virtual Telecom customers by selection of:

          All stories coded "SUM"

     ii. Optional upgrade to full Swiss service and key economic indicators by selection of:

          All stories coded "SWI"
          All stories coded "IND" and "GBR"/"USA"/"GER"/"JPN"

     b)   Professional Users - Townsend Software Delivery

     i. Base new service provided to ALL Virtual Telecom customers by selection of:

          All stories coded "SUM"

     ii. Optional upgrade to full Swiss service and key economic indicators by selection of:

          All stories coded "SWI"
          All stories coded "IND" and "GBR"/"USA"/"GER"/"JPN"

     iii. Optional upgrade to full AFX-Europe service - Real Time

3.   ARRANGEMENTS BETWEEN THE DISTRIBUTOR AND SUBSCRIBERS FOR THE SERVICE

     The Distributor shall exert its best efforts to ensure that, before any Subscriber may obtain access to or is provided any delivery of the Service, such Subscriber shall have executed the Distributor's standard form of subscription agreement, examples of which are appended hereto. Should the Distributor wish to modify its standard form of subscription agreement it shall give AFX reasonable prior notice of such proposed modifications.

     In the event that such proposed modifications are unacceptable to AFX, AFX shall notify the Distributor in writing within fourteen days of receipt of the notice from the Distributor. The Distributor shall have the opportunity to withdraw such proposed modifications by giving written notice of withdrawal within seven days of receipt of the said notice from AFX. Absent such notice of withdrawal by the Distributor AFX shall have the right to terminate the Agreement without penalty by giving prior written notice to the Distributor such notice to take effect on the proposed date of modification or the actual date of modification if earlier.

4.   SUBSCRIBER COMPLIANCE

     The Distributor shall be under no affirmative obligation to AFX to monitor Subscribers' on-going compliance with the specific terms of their respective subscription agreements. However, in the event that it should come to the attention of an officer of the Distributor, or if AFX should notify the Distributor, Subscriber is then using the Service other than as permitted under the terms of that Subscriber's subscription agreement for the Service, the Distributor shall, upon becoming so aware or upon receipt take prompt corrective action, if appropriate. Unless such breach is cured within a reasonable period by the Subscriber after notice by the Distributor, the Distributor shall so notify AFX, and upon receiving appropriate written instructions from AFX, the Distributor shall discontinue providing the Service to such Subscriber and shall take such further action on behalf of AFX as is reasonably requested by AFX to protect its proprietary rights in the Service; provided that any litigation initiated against any such Subscriber shall be initiated in the name and at the sole expense of AFX; and provided, further, that;

     i) in no event shall the Distributor be under any obligation to AFX to initiate litigation in the Distributor's own name against any Subscriber; and

     ii) in no event shall the Distributor have any obligation hereunder to pay royalties to AFX relating to the period prior to receipt of notice from AFX given under this Section for any such unpermitted use of the Service by any Subscriber of which an officer of the Distributor did not have actual knowledge or the Distributor could not reasonably prevent.

     AFX hereby agrees to indemnify the Distributor against any claims asserted against the Distributor by Subscribers whose subscriptions to receive the Service have been terminated by the Distributor at the instruction of AFX in so far as such claims relate to such termination.

5.   REPORTS

     i) The Distributor shall provide written notification to AFX within thirty days of the end of each month the name, address and locations and number of Terminals of each Subscriber which had access to or was provided any delivery of the Service within each Territory during such months together with a listing of the Charges payable in respect of each such Subscriber, and (for any new Subscriber) the date of commencement of use of the Service by such Subscriber during each month.

     ii) Charges are payable quarterly in arrears and shall be remitted to AFX together with the reports specified in paragraph 5.1 above. Charges in respect of part periods shall be payable pro rata.

     iii) The Distributor shall provide written notification to AFX on a regular basis on Subscribers trilling the Service. See also 8 (c) below.

6.   DEMONSTRATION AND TEST DATA

     In connection with the Distributor's marketing efforts, the Distributor shall have the right to conduct limited demonstrations of the use of the Service to potential Subscribers. Such limited demonstrations shall not include the accommodation of any person's needs beyond a point reasonably necessary to obtain such person as a Subscriber for the Service. Un-charged Subscriber trials of the Service will not normally exceed one month.

7.   CHARGES

     i) The Distributor's Charge obligations hereunder shall arise upon delivery of the Service. Payments shall be remitted to AFX in Pounds Sterling at the address in London specified by AFX from time to time.

     ii) The Distributor shall maintain such books and records as are necessary to establish the accuracy of the Charge payments and reports to be made hereunder. The Distributor shall, not more frequently than once each calendar year, provide access to such records during normal working hours to independent accountants appointed by AFX. for the purpose of verifying the Charge payments paid and payable hereunder. Such verification shall be at AFX's expense.

          CHARGES:

          MINIMUM CHARGES

          QTR 1    L3000
          QTR 2    L4500
          QTR 3    L6000
          QTR 4    L7500

          (a) PRIVATE INVESTOR SERVICE

          i. BASE NEWS SERVICE TO ALL VIRTUAL TELECOM CUSTOMERS L1.00 PER USER/MONTH

          ii. OPTIONAL UPGRADE TO SWISS SERVICE AND ECONOMIC INDICATORS UPGRADE L5.00 PER USER/MONTH

          (b) PROFESSIONAL SERVICE

          i. BASE NEWS SERVICE TO ALL VIRTUAL TELECOM CUSTOMERS L1.00 PER USER/MONTH

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          ii.   OPTIONAL UPGRADE TO SWISS SERVICE AND ECONOMIC INDICATORS
                UPGRADE L5.00 PER USER/MONTH

          iii.  OPTIONAL UPGRADE TO FULL AFX-EUROPE SERVICE
                UPGRADE L50.00 PER USER/MONTH

          The Charges are subject to variation by AFX giving to the Distributor at least three months written notice to expire on any Quarter Day. In the event of AFX varying the Charges hereunder the Distributor shall be bound to pay such varied Charges unless within 14 days of the receipt of said notice it gives AFX written notification that it elects to treat the same as a valid notice to terminate this Agreement in which case this Agreement shall terminate on the expiration of said notice and AFX shall forthwith refund to the Distributor any balance of Charges paid in respect of any period beyond such termination date.

     iii) The Distributor reserves the right to Charge its Subscribers such fees for access to the Service as the Distributor may consider to be appropriate under the circumstances, taking into account the royalties payable hereunder to AFX, the prevailing market prices for comparable services and the Distributor's own transmission services and other costs.

8.   MARKETING AND SUBSCRIBER SUPPORT

a) AFX agrees to provide to the Distributor and the Distributor's Subscribers and prospective Subscribers, at no additional charge, copies of documentation describing the Service. Such documentation shall conform to AFX's usual standard.

b) Any publicity material and other documentation prepared by or at the request of the Distributor which refers to the trademark 'AFX' or any other name or mark owned by AFX shall first be submitted to AFX for approval, and approval shall be obtained, before publication. Such approval shall not unreasonably be withheld.

c) The Distributor agrees to exert all reasonable efforts to market the Service and provide information to AFX on Subscriber reactions to trials. The Distributor also agrees to provide Subscriber contact information on prospective Subscribers in the event that the Distributor is, for any period, unable to promote AFX fully.

9.   NO AGENCY

     The relationship between the parties is that of independent contractors and nothing contained in this Agreement shall be construed so as to create any partnership, agency, joint venture or similar relationship.